Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-48692 and 333-26117 on Form S-8 of our reports dated March 16, 2007 and April 12, 2006, except as to the fourth paragraph thereof and Note 13, which are as of June 22, 2007, relating to the financial statements of Rader Farms, Inc. appearing in this Current Report on Form 8-K/A of The Inventure Group, Inc.

/s/ Patrick Rhodes & Associates, PLLC

Tacoma, Washington
July 30, 2007